Exhibit 24.2
DANA HOLDING CORPORATION
ASSISTANT SECRETARY’S CERTIFICATE
I, Robert W. Spencer, Jr., Assistant Secretary of Dana Holding Corporation (the “Company”) hereby certify that Annex A is a true and complete copy of resolutions (the “Resolutions”) duly adopted by the Board of Directors of the Company at a meeting held on August 28, 2009 at which a quorum was present and acting throughout; the Resolutions have not been amended, modified or rescinded and remain in full force and effect.
IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.
Dated: September 1, 2009

/s/ Robert W. Spencer, Jr.
Robert W. Spencer, Jr.
Assistant Secretary

ANNEX A
DANA HOLDING CORPORATION
REGULAR MEETING OF THE BOARD OF DIRECTORS
AUGUST 28, 2009
RESOLUTION: APPROVING SHELF REGISTRATION
WHEREAS, Dana Holding Corporation (“Dana”) proposes to have flexibility, from time to time, to issue securities in the form of preferred stock; common stock; senior and/or subordinated bonds, debentures and/or notes; depositary shares; warrants; rights; purchase contracts; units; and other capital securities (collectively “Securities”) up to an aggregate principal amount outstanding at any one time of $500 Million; and
WHEREAS, the Board of Directors has determined that it is in the best interest of Dana to grant limited authority to management to prepare the necessary documentation and filings to issue Securities upon prior approval of a Securities issuance(s) by the Board of Directors.
NOW THEREFORE, BE IT RESOLVED, that any one of the Executive Chairman; President and Chief Executive Officer of Dana; Chief Financial Officer; General Counsel; Secretary or other officer of Dana designated by any of these named officers of Dana (each an “Authorized Officer”) hereby are, and each is individually, authorized and empowered, in his, her or their discretion, with the advice of counsel, to prepare, execute and file, or cause to be prepared, executed and filed with the Securities and Exchange Commission (the “SEC”) and any other applicable government agency or authority, pursuant to the Securities and Exchange Act of 1933, as amended (the “Act”) and the rules and regulations thereunder, any registration statement (each a “Registration Statement”) with respect to the issuance of any of the Securities (any actual issuance of Securities to be previously approved by the Board of Directors), and any amendments or supplements to each such Registration Statement, and any prospectuses or other documents as they or any one of them deem necessary or desirable, and to make any other filings with the SEC or with any other government agency or authority as they or any one of them deem necessary or desirable for the issuance of any of the Securities;
RESOLVED FURTHER, that any Registration Statement shall be substantially in the form presented to the Board of Directors of Dana for signature, with such changes thereto that one or more of the Authorized Officers may approve, such approval to be conclusively evidenced by the execution thereof by any such Authorized Officer or by any other officer or officers acting at the direction of an Authorized Officer;
RESOLVED FURTHER, that all fees charged by applicable federal or state regulatory agencies in making the required investigation regarding any application or filing related to the Securities are to be paid by Dana in accordance with applicable provisions of law;
RESOLVED FURTHER, that if any state securities administrator shall require a prescribed form of resolutions to be adopted by the Board of Directors in connection with the Securities, each such resolution shall be deemed to be adopted by the Board of Directors, subject to any revisions, insertions or additions that the Secretary or any Assistant Secretary jointly or severally deems necessary or appropriate, and the Secretary or any Assistant Secretary of Dana shall be, and each of them hereby is, authorized and directed to prepare and certify the adoption of any such resolutions, together with any applicable revisions, insertions or additions thereto, as though they were presented to and adopted by the Board of Directors on the date the certification is signed by the Secretary or Assistant Secretary and to insert such resolutions in the minute book of Dana;

RESOLVED FURTHER, that any one or more of the Authorized Officers and any other officer or officers acting at the direction of an Authorized Officer hereby are, and each is individually, authorized and empowered to do or cause to be done any and all further acts and things to execute and deliver any and all agreements, documents, papers, certificates and instruments as, with the advice of counsel, they deem necessary or desirable in their sole discretion to carry into effect the purpose and intent of these resolutions, the approval of all such documents to be conclusively evidenced by the execution thereof;
RESOLVED FURTHER, that to the extent that any act, action, filing, undertaking, execution or delivery contemplated by these resolutions has been previously accomplished, the same is hereby ratified, confirmed, accepted, approved and adopted by the Board of Directors of Dana;
RESOLVED FURTHER, that any resolutions inconsistent with the foregoing or with any action of any officer pursuant to the foregoing are hereby modified or rescinded so as to be consistent herewith and therewith;
RESOLVED FURTHER, that these resolutions shall continue in existence until modified or terminated; and
RESOLVED FURTHER, that the Secretary or any Assistant Secretary of Dana hereby is authorized to amend these resolutions to correct them for any scrivener’s or other errors, to provide clarification thereof or to ensure technical compliance with applicable law, order or regulation, and such resolutions are hereby deemed adopted in haec verba with the same force and effect as if set forth herein at length and that copies thereof be filed with the records of Dana.

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